UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 7, 2026
T STAMP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3017 Bolling Way NE, Floor 2, Atlanta, Georgia 30305
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (404) 806-9906
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	IDAI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
On July 7, 2026, at 9:00 a.m. Eastern Standard Time, T Stamp Inc. (the “Company”) convened its deferred 2025 Annual Meeting of Stockholders (the “Deferred Annual Meeting”) to consider and vote upon:
(1)To elect the two Class III directors to the Board of Directors (the “Board”) to serve until the 2028 Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until their earlier death, resignation, or removal ("Proposal 1");
(2)To ratify the selection of CBIZ CPAs P.C. (“CBIZ CPAs”) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 ("Proposal 2");
(3)To ratify and approve, by a vote of all the stockholders, the issuance of, and the issuance of shares upon the exercise of, certain common stock purchase warrants consisting of Series A common warrants exercisable for up to 370,370 shares of Class A Common Stock at an exercise price of $8.10 per share of Class A Common Stock (the “Series A Warrants”), and Series B common warrants exercisable for up to 277,778 shares of Class A Common Stock at an exercise price of $8.10 per share (the “Series B Warrants”, and collectively with the Series A Warrants, the “Private Placement Warrants”) issued pursuant to that certain Securities Purchase Agreement dated December 5, 2024 between our Company and Armistice Capital Master Fund Ltd. (the “Armistice SPA”), as required by and in accordance with Nasdaq Listing Rule 5635(d) (“Proposal 3”);
(4)To transact any other business that properly comes before the Deferred Annual Meeting and any adjournment or postponement of the Deferred Annual Meeting.
For more information about the proposal considered and voted upon at the Deferred Annual Meeting, please see the Company's Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 20, 2026.
At the Deferred Annual Meeting, 51.69% of our Common Stock entitled to vote at the Deferred Annual Meeting were represented in person or by proxy at the Deferred Annual Meeting. Based on the results of the vote, the stockholders voted to approve Proposals 1, 2, and 3.
The number of votes cast for, against, or that were abstained is also set forth in the table below. The voting results disclosed below are final.

Proposal	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Percentage of Shares Voted “For” of Shares Voted	Broker Non-Votes	Vote Result
To elect the Class III director David Curmi to the Board of Directors to serve until the 2028 Annual Meeting of Stockholders and until his respective successor is elected and qualified, or until his earlier death, resignation, or removal ("Proposal 1a");	1,479,849	16,688	7,862	98%	1,390,288	Approved
To elect the Class III director Berta Pappenheim to the Board of Directors to serve until the 2028 Annual Meeting of Stockholders and until her respective successor is elected and qualified, or until her earlier death, resignation, or removal ("Proposal 1b");	1,478,194	19,395	6,810	98%	1,390,288	Approved
To ratify the selection of CBIZ CPAs P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 ("Proposal 2");	2,888,358	3,109	3,220	100%	0	Approved
To ratify and approve, by a vote of all the stockholders, the issuance of the Private Placement Warrants issued pursuant to the Armistice SPA, including the issuance of up to 648,148 shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants, as required by and in accordance with Nasdaq Listing Rule 5635(d) ("Proposal 3").	1,200,823	302,210	1,367	80%	1,390,288	Approved
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.

By:	/s/ Gareth Genner
Name: Gareth Genner
Title: Chief Executive Officer
Dated: July 10, 2026